EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
In connection with the Quarterly Report on Form 10-Q of Clinical Data, Inc. (the “Company”) for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Andrew J. Fromkin, Chief Executive Officer and President of the Company and C. Evan Ballantyne, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such quarter/period.

/s/ Andrew J. Fromkin
Date: November 14, 2007	Andrew J. Fromkin
President and Chief Executive Officer

/s/ C. Evan Ballantyne

Date: November 14, 2007	C. Evan Ballantyne
Senior Vice President and Chief Financial Officer